Exhibit 3.2

BY-LAWS

OF

THE HOME DEPOT, INC.

(As Amended and Restated Effective February 23, 2023)

ARTICLE I.
MEETINGS OF SHAREHOLDERS

SECTION l. ANNUAL MEETINGS. (a) The annual meeting of the shareholders for the election of directors and for the transaction of such other business as shall have been properly brought before the meeting shall be held on such date and at such time and place as the Board of Directors may by resolution provide. The Corporation may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board of Directors. At any annual meeting of the shareholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be:
(1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;
(2) otherwise properly made at or brought before the annual meeting by or at the direction of the Board of Directors;
(3) otherwise properly requested to be made at or brought before the annual meeting in accordance with these By-Laws and the Certificate of Incorporation by a shareholder of the Corporation who (i) is a shareholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (ii) is entitled to vote at such annual meeting and (iii) complies with the procedures set forth in these By-Laws and the Certificate of Incorporation as to such nomination or business; or
(4) with respect to nominations, otherwise properly made at or brought before the annual meeting by any Eligible Shareholder (as defined in Article I, Section 12 of these By-Laws) whose Shareholder Nominee (as defined in Article I, Section 12 of these By-Laws) is included in the Corporation’s proxy materials for the relevant annual meeting.
Clauses (3) and (4) of the immediately preceding sentence shall be the exclusive means for a shareholder to make director nominations at, and clause (3) of the immediately preceding sentence shall be the exclusive means for a shareholder to bring other business proposals before, an annual meeting of shareholders (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting), subject in all cases to the requirements of these By-Laws, including Article I, Section 4.

(b)    Without qualification or limitation, for any nominations or any other business to be properly made at or brought before an annual meeting by a shareholder pursuant to clause(a)(3) of this Section 1, the shareholder must have given timely notice thereof, which notice must comply with the requirements of Article I, Section 4 hereof (including, in the case of nominations, timely delivery of the completed and signed questionnaire, representation and agreement required by Article I, Section 4(c) of these By-Laws), and timely updates and supplements thereof, in writing to the Secretary, and such other business must otherwise be a proper matter for shareholder action under applicable law. For any notice of a nomination pursuant to clause (a)(3) of this Section 1 to be timely, a shareholder’s notice must include the information set forth in Article I, Section 4 of these By-Laws and be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day and not earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to the date of such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than seventy (70) days prior to the date of such annual meeting, by the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Any request to include a Shareholder Nominee in the Corporation’s proxy materials pursuant to Article I, Section 1(a)(4), shall be timely only if it also complies with the timing and other requirements of Article I, Section 12.

For notice of any other business to be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, by the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

In no event shall any adjournment, recess or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of any shareholder’s notice as described in this Section 1(b). For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by a national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder or through another method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary disclosure to shareholders, and “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day.

In addition, to be considered timely, a shareholder’s notice as described in this Section 1(b) shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, recess or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation by the later of five (5) business days after the record date for the meeting or the deadline for the delivery of the shareholder’s notice, in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment, recess or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess or postponement thereof. Any notice of a nomination given pursuant Article I, Section 1(a)(3) shall include a representation that the shareholder will properly notify the Corporation in writing of any subsequent change in the information provided or required to be provided. The obligation to update and supplement as set forth in this paragraph or any other Section or Article of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or business proposal or to submit any new nomination or business proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the shareholders. In addition, if the shareholder giving the notice has delivered to the Corporation a notice relating to the nomination of directors, the shareholder giving the notice shall deliver to the Corporation no later than five (5) business days prior to the date of the meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, recessed, rescheduled, or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.

Notwithstanding the foregoing provisions of this Section 1, except as otherwise required by law, if the shareholder (or a Qualified Representative of the shareholder) does not appear at the annual meeting of shareholders of the Corporation to present an item of business or a nomination pursuant to Article I, Section 1(a)(3), or is no longer a holder of record on the date of such meeting, such proposed business shall not be transacted or such nomination shall not be voted on, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For the purposes of these By-Laws, to be considered a “Qualified Representative” of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

SECTION 2. SPECIAL MEETINGS. (a) Special meetings of the shareholders for any purpose or purposes may be called at any time only by the Chairman or the Board of Directors, or by the shareholders of the Corporation following receipt by the Secretary of the Corporation of a written request for a special meeting (a “Special Meeting Request”) from record holders Owning (as defined in Article I, Section 12(c)(1) and (2) of these By-Laws) at least 15% of the outstanding common stock of the Corporation (the “Requisite Holders”) if such

Special Meeting Request complies with the requirements set forth in this Section 2. The Board of Directors shall determine whether all such requirements have been satisfied, and such determination shall be binding on the Corporation and its shareholders. If a Special Meeting Request complies with this Section 2, the Board of Directors shall determine the place, date and time of a special meeting requested in such Special Meeting Request and promptly call the special meeting requested in such Special Meeting Request; provided, however, that the Board of Directors may (in lieu of calling the special meeting requested in such Special Meeting Request) present an identical or substantially similar item (a “Similar Item”, and the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) for shareholder approval at any other meeting of shareholders that is held not less than one hundred twenty (120) days after the Secretary receives such Special Meeting Request.

(b)    At any special meeting of the shareholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (2) otherwise properly requested to be brought before the special meeting by the Requisite Holders in accordance with these By-Laws; provided, however, that with regard to this clause (2), the Board of Directors may submit its own proposal(s) for consideration at such special meeting pursuant to the notice of meeting. For the calling of a special meeting to propose business to be properly requested by the Requisite Holders, each of the Requisite Holders must (i) be a shareholder of record at the time of giving of notice of such special meeting by or at the direction of the Board of Directors and at the time of the special meeting, (ii) be entitled to vote at such special meeting and (iii) comply with the procedures set forth in these By-Laws as to such business. Nominations of persons for election to the Board of Directors may only be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (i) is a shareholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the procedures set forth in these By-Laws and the Certificate of Incorporation as to such nomination. The preceding two sentences shall be the exclusive means for shareholders to make nominations or to bring other business proposals before a special meeting of shareholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more persons to the Board of Directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the shareholder gives timely notice thereof, which notice must comply with Article I, Section 4 hereof (including timely delivery of the completed and signed questionnaire, representation and agreement required by Article I, Section 4(c) of these By-Laws), and timely updates and supplements thereof, in writing, to the Secretary. For any notice of a nomination pursuant to the immediately preceding sentence to be timely, a shareholder’s notice must include the information set forth in Article I, Section 4 of these By-Laws and be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day and not earlier than the close of business on the ninetieth (90th) day prior to the special meeting or, if the first public announcement of the date of such special meeting is less than seventy (70) days prior to the date of such special meeting, by the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Notwithstanding any provision of these By-Laws, in the case of a special meeting requested by shareholders pursuant to a Special Meeting Request, no shareholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to such Special Meeting Request.

(c)    Without qualification or limitation, for the calling of a special meeting to propose business to be properly requested by the Requisite Holders pursuant to this Section 2, the Requisite Holders must have given timely delivery of the Special Meeting Request, which Special Meeting Request must comply with the requirements of Article I, Section 4 hereof, and timely updates and supplements thereof, in writing to the Secretary, and such business must otherwise be a proper matter for shareholder action under applicable law. A Special Meeting Request must be delivered by hand, by registered U.S. mail, or by courier service to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation and shall only be valid if it is signed and dated by each of the Requisite Holders. Notwithstanding anything to the contrary contained in these By-Laws, a Special Meeting Request shall not be valid if (1) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law, (2) a Similar Item was presented at any meeting of shareholders held within one hundred twenty (120) days prior to receipt by the Corporation of such Special Meeting Request, (3) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a shareholder meeting that has been called but not yet held, or (4) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of that year’s annual meeting of shareholders. In no event shall any adjournment, recess or postponement of a special meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a Special Meeting Request as described in this Section 2.

In addition, to be considered timely, a Special Meeting Request shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such Special Meeting Request shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, recess or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation by the later of five (5) business days after the record date for the meeting or the deadline for the delivery of the Special Meeting Request, in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date of the meeting, any adjournment, recess or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess or postponement thereof. Any notice of a nomination given pursuant to this Section 2 shall include a representation that the shareholder will properly notify the Corporation in writing of any subsequent change in the information provided or required to be provided.

The Requisite Holders may revoke a Special Meeting Request by written revocation delivered to the Corporation at any time prior to the special meeting; provided, however, that the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

Notwithstanding the foregoing provisions of this Section 2, if none of the Requisite Holders appears or sends a Qualified Representative to present the proposal(s) submitted by the Requisite Holders for consideration at the special meeting or if the Requisite Holders giving the Special Meeting Request no longer represent at least 15% of the outstanding common stock of the Corporation or if any of the Requisite Holders fails to timely provide any information required to be provided to update a Special Meeting Request, the Corporation need not present such proposal(s) for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

The Corporation may postpone, reschedule or cancel any special meeting of shareholders previously called by the Chairman or by the Board of Directors.

SECTION 3. GENERAL. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, each of the Chairman, the Board of Directors, or the chairman of any annual or special meeting shall have the power to determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or any other item of business proposed to be brought before the meeting has been properly made or brought before the meeting, as the case may be, in accordance with these By-Laws (including for the avoidance of doubt as to accuracy and completeness of information provided to the Corporation), and if it should be so determined, may declare that any nomination or other item of business has not been properly made or brought before an annual or special meeting and that no action shall be taken on such nomination or other proposal, and such nomination or other proposal shall be disregarded.

SECTION 4. DISCLOSURE REQUIREMENTS. (a) A shareholder’s notice to the Secretary pursuant to Article I, Section 1(a)(3) of these By-Laws, a Special Meeting Request pursuant to Article I, Section 2 of these By-Laws, or a Written Consent Request pursuant to Article I, Section 11 of these By-Laws, must include the following, as applicable.

(1)    As to the shareholder or shareholders giving such notice, Special Meeting Request, Written Consent Request or other request and the beneficial owner, if any, on whose behalf the nomination, request, or proposal is made, a shareholder’s notice, Special Meeting Request, Written Consent Request or other request must set forth: (i) the name and address of such shareholder or shareholders, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith (any such affiliates or associates or others acting in concert therewith, collectively, “Associated Persons”); (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder or shareholders, such beneficial owner and their respective Associated Persons, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any of their respective Associated Persons, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or shareholders, the beneficial owner, if any, or any of their respective Associated Persons, (C) any proxy (excluding a revocable proxy obtained pursuant to a public solicitation), contract, arrangement, understanding, or relationship pursuant to which any such shareholder and beneficial owner, if any, or any of their respective Associated Persons, has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder or shareholders and beneficial owner, if any, or any of their respective Associated Persons, directly or indirectly, the purpose or effect of which is to mitigate loss to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership, or reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or maintain, increase or decrease the voting power of, such shareholder or shareholders and beneficial owner, if any, or any of their respective Associated Persons, with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or shareholders and beneficial owner, if any, or any of their respective Associated Persons, that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any such shareholder and beneficial owner, if any, or any of their respective Associated Persons, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of such general or limited partnership or similar entity (G) any performance-related fees (other than an asset-based fee) that any such shareholder or shareholders and beneficial owner, if any, or any of their respective Associated Persons, is entitled to based on any increase or decrease in the value of shares of the Corporation, Derivative Instruments or Short Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such shareholder or shareholders and beneficial owner, if any, or any of their Associated Persons, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder or shareholders and beneficial owner, if any, or any of their respective Associated Persons, and (I) any direct or indirect interest of such shareholder or shareholders and beneficial owner, if any, or any of their respective Associated Persons, in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) or in any litigation or regulatory proceeding involving the Corporation or any affiliate of the Corporation; (iii) if any such shareholder, such beneficial owner or any of their Associated Persons intends to engage in a solicitation with respect to a nomination or other business pursuant to this Section, a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and if involving a nomination a representation that such shareholder, such beneficial owner or any of their Associated Persons, therewith intends to deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the Voting Stock; (iv) the names and addresses of other shareholders (including beneficial owners) known by any such shareholder, such beneficial owner or any of their Associated Persons therewith, who have or are providing financial or other material support (it being understood, for example, that statement of an intent to vote for, or delivery of a revocable proxy to such proponent, does not require disclosure under this section, but solicitation of other shareholders by such supporting shareholder would require disclosure under this section) for such nomination(s) or proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s)]; (v) such other information as would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement with respect to the corporation were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder or such beneficial owner and their Associated Persons therewith, if any; and (vi) any other information relating to such shareholder or shareholders and beneficial owner(s) or Associated Persons, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies or consents for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(2)    If the notice or Special Meeting Request or Written Consent Request relates to any business other than a nomination of a director or directors that the shareholder or shareholders propose to bring before the meeting, a shareholder’s notice or Special Meeting Request or Written Consent Request must, in addition to the matters set forth in paragraph (1) above, also set forth: (i) a brief description of the business desired to be brought before the meeting or acted on by written consent, the reasons for conducting such business at the meeting or taking action by written consent and any material interest of such shareholder or shareholders and beneficial owner, if any, or any of their respective Associated Persons, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), (iii) a description of all agreements, arrangements and understandings between such shareholder or shareholders and beneficial owner, if any, any of their respective Associated Persons and any other person or persons (including their names) in connection with the proposal of such business by such shareholder or shareholders, and (iv) a statement of whether either such shareholder or shareholders or beneficial owner(s), alone or as part of a group, intends to solicit or participate in the solicitation of proxies or votes from the holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies or votes from shareholders in support of the proposal.

(3)    As to each person, if any, whom the shareholder or shareholders propose to elect or nominate for election or reelection to the Board of Directors, a shareholder’s notice, Special Meeting Request, Written Consent Request or other request must, in addition to the matters set forth in paragraph (1) above, also set forth: (i) the name, age, business and residence address and contact information of such person; (ii) the principal occupation or employment of such person (present and for the past five (5) years); (iii) the completed and signed questionnaire, representation, agreement required by these By-Laws; (iv) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected) and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and the beneficial owner, if any, on whose behalf the nomination or request is made and their respective Associated Persons, on the one hand, and each proposed nominee, and his or her respective Associated Persons, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under the SEC’s Regulation S-K if the shareholder or shareholders making the nomination or request, such beneficial owner(s), or any Associated Persons, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and a description of any other agreements, arrangements and understandings between or among such shareholder, such beneficial owner, any of their respective Associated Persons, and any other person or persons (including their names) in connection with the nomination or request by such shareholder.

(4)    (a) With respect to each person, if any, whom the shareholder or shareholders propose to elect or nominate for election or reelection to the Board of Directors, a shareholder’s notice, Special Meeting Request, Written Consent Request or other request must, in addition to the matters set forth in paragraphs (1) and (3) above, also include a completed and signed questionnaire, representation and agreement required by Article I, Section 4(c) of these By-Laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to the independence, or lack thereof, of such nominee or otherwise may be material to a reasonable shareholder’s understanding of such nominee.

(b)    Notwithstanding the provisions of these By-Laws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these By-Laws with respect to nominations, requests, or proposals as to any other business to be considered pursuant to Article I, Sections 1, 2, 11, or 12 of these By-Laws.

(c)    To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice, a Special Meeting Request or other request under Article I, Sections 1, 2, 11, or 12 of these By-Laws as applicable) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination or request is being made (which questionnaire shall be provided to the requesting shareholder by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary to the requesting shareholder upon written request) that such person (1) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination or request is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and any other Corporation policies and guidelines applicable to directors, and (4) will abide by the requirements of these By-Laws including but not limited to Article I, Section 8 hereof.

SECTION 5. NOTICE OF MEETING. Written notice of each annual or special meeting of the shareholders, specifying the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given at least ten (10) but not more than sixty (60) days prior to such meetings to each shareholder entitled to vote at such meeting; provided, however, that notice of any meeting to take action on a proposed merger or consolidation of the Corporation or on a proposed sale of all or substantially all of the assets of the Corporation shall be given at least twenty (20) but not more than sixty (60) days prior to such meeting. Notice of a special meeting of the shareholders shall also state the purpose or purposes for which the meeting is called. Each notice of a special meeting of shareholders shall indicate that it has been issued by or at the direction of the person or persons calling the meeting.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

A written waiver of notice signed by the shareholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

SECTION 6. PLACE OF MEETING; CONDUCT OF MEETINGS. (a) Every annual meeting of the shareholders shall be held at such place within or without the State of Delaware as may be determined by the Board of Directors and stated in the notice of any such meeting, and every special meeting shall be held at such place within or without the State of Delaware as may be stated in the notice of such special meeting. The Board of Directors may determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communications in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication (a) participate in a meeting of shareholders; and (b) be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (2) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (3) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

(b)    The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot; and (vi) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 7. QUORUM AND ADJOURNMENT. At each meeting of the shareholders there shall be present, either in person or by proxy, the holders of a majority of the outstanding shares of the Corporation entitled to vote thereat in order to constitute a quorum. Any meeting of the shareholders at which a quorum is not present may be adjourned from time to time to some other time by a majority of the shareholders represented thereat, but no other business shall be transacted at such meeting. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned or recessed from time to time to some other time by the chairman of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Article I, Section 6(b) of these By-Laws. At an adjourned or recessed meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.

SECTION 8. PROCEDURE FOR ELECTION OF DIRECTORS; REQUIRED VOTE. (a) Subject to the next succeeding sentence and except as required by all applicable laws or as otherwise provided in the Certificate of Incorporation or these By-Laws, at all meetings of the shareholders, all questions shall be determined by a majority of the votes cast at the meeting of the holders of shares entitled to vote thereon. Each director nominee shall be elected to the Board of Directors by the vote of the majority of the votes cast with respect to that director nominee’s election at any meeting for the election of directors at which a quorum is present, provided that the director nominees shall be elected by a plurality of the votes cast if, as of a date that is five (5) business days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of nominees for whom notice has been given (including those proposed nominees identified in any notices delivered pursuant to Section 1, 2 or 12 of Article I and not withdrawn by such date, determined ineligible or determined by the Board of Directors (or a committee thereof) to not create a bona fide election contest) exceeds the number of directors to be elected. For purposes of this Section 8, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee.

If an incumbent director is not elected by a majority of votes cast (unless, pursuant to the immediately preceding paragraph, the director election standard is a plurality), the incumbent director shall promptly tender his or her resignation to the Board of Directors for consideration. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the director’s resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision within ninety (90) days from the date of the certification of the election results. An incumbent director who tenders his or her resignation for consideration will not participate in the Committee’s or the Board of Directors’ recommendation or decision, or any deliberations related thereto.

If a director’s resignation is accepted by the Board of Directors pursuant to this Section 8, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Article IV, Section 3 or may decrease the size of the Board of Directors pursuant to Article II, Section 9. If a director’s resignation is not accepted by the Board of Directors pursuant to this Section 8, such director will continue to serve until the next annual meeting and until such director’s successor shall have been duly elected and qualified, or his or her earlier resignation or removal.

(b)    On any matter, every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share of common stock standing in his or her name on the books of the Corporation and qualified to vote.

SECTION 9. PROXIES. At all meetings of the shareholders, absent shareholders entitled to vote thereat may vote by proxy or by the attorney-in-fact thereof. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by the laws of the State of Delaware. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

SECTION 10. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided in the notice of the meeting or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation.

    SECTION 11. SHAREHOLDER ACTION BY WRITTEN CONSENT. Unless otherwise provided in the Certificate of Incorporation or by applicable law, any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting and without a vote, if consents in writing, solicited, executed and delivered in accordance with these By-Laws, the Certificate of Incorporation and applicable law, setting forth the action so taken, shall be signed and delivered to the Corporation and not revoked by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. No action by consent shall be effective unless the record holders of shares representing at least 25% of the outstanding common stock of the Corporation (the “Written Consent Requisite Holders”), prior to soliciting any written consents in respect of such action, shall have, by written notice to the Secretary, requested that the Board of Directors fix a record date (a “Written Consent Request”) and have subsequently solicited consents with respect to such proposed action from all holders of outstanding common stock as of the record date for such consents. Delivery of such Written Consent Request shall be by hand, by registered U.S. mail, or by courier service to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation. Such request shall set forth as to each action the Written Consent Requisite Holders propose to have the shareholders authorize or take pursuant to such written consent, the information required for a shareholder’s notice pursuant to Article I, Section 4 of these By-Laws and shall state whether either such Written Consent Requisite Holders or any beneficial owner on whose behalf such Written Consent Requisite Holders are acting, intends to solicit or participate in the solicitation of written consents alone or as part of a group, from the holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit written consents from shareholders in support of the proposal.

The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a Written Consent Request complying with these By-Laws is received by the Secretary of the Corporation, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of the preceding paragraph). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this paragraph or otherwise within ten (10) days of the date on which such a Written Consent Request complying with these By-Laws is received by the Secretary of the Corporation, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery at its principal executive offices. Delivery shall be by hand, by registered U.S. mail, or by courier service to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this paragraph and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

In the event of the delivery, in the manner provided by this Section 11 and applicable law, to the Corporation of the requisite written consent or consents to take corporate action and any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with this Section 11 represent at least the minimum number of votes that would be necessary to take the corporate action. The action by written consent will take effect as of the date and time of the certification of the written consents and will not relate back to the date the written consents were delivered to the Corporation. In conducting the review required by this paragraph, the independent inspectors may, at the expense of the Corporation, retain legal counsel and any other necessary or appropriate professional advisors and such other personnel as they may deem necessary or appropriate to assist them and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors. Nothing contained in this Section 11 shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

    If after such review the independent inspectors shall determine that the written consent or consents are valid and that the action specified therein has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of shareholders, and the written consent or consents shall be filed in such records. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of shareholders to take the action were delivered to the Secretary as provided in this Section 11.

    Notwithstanding anything in these By-Laws to the contrary, no action may be taken by the shareholders by written consent except in accordance with these By-Laws and the Certificate of Incorporation. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with these By-Laws and the Certificate of Incorporation, or the shareholder or shareholders seeking to take such action do not otherwise comply with these By-Laws and the Certificate of Incorporation, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of these By-Laws and the Certificate of Incorporation with respect to shareholders seeking to take an action by written consent, any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

    SECTION 12. PROXY ACCESS. (a) Subject to the terms and conditions of these By-Laws, in connection with an annual meeting of shareholders at which directors are to be elected, the Corporation will include in its proxy statement, on its form of proxy and on any ballot distributed at such annual meeting, in addition to any person nominated for election by the Board of Directors, the name of a nominee for election to the Board of Directors submitted for inclusion in the Corporation’s proxy materials pursuant to Article I, Section 1(a)(4) (a “Shareholder Nominee”) by an Eligible Shareholder (as defined below), and will include in its proxy statement the “Required Information” (as defined below), if:
(1) the Shareholder Nominee satisfies the eligibility requirements in this Section 12;
(2) the Shareholder Nominee is identified in a timely notice (the “Shareholder Notice”) that satisfies this Section 12 and is delivered by a shareholder that qualifies as, or is acting on behalf of, an Eligible Shareholder;
(3) the Eligible Shareholder expressly elects at the time of the delivery of the Shareholder Notice to have the Shareholder Nominee included in the Corporation’s proxy materials pursuant to this Section 12; and
(4) the additional requirements of these By-Laws are met.

(b) To qualify as an “Eligible Shareholder,” a shareholder, or a group of shareholders as described in this Section 12(b), must:
(1) Own and have Owned (as defined below), continuously for at least three (3) years as of the date of the Shareholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of common stock) that represents at least three percent (3%) of the outstanding shares of common stock of the Corporation that are entitled to vote in the election of directors as of the date of the Shareholder Notice (the “Required Shares”); and
(2) thereafter continue to Own the Required Shares through such annual meeting of shareholders.
For purposes of satisfying the ownership requirements of this Section 12(b), a group of no more than twenty (20) shareholders and/or beneficial owners may aggregate the number of shares of common stock that each group member has Owned continuously for at least three (3) years as of the date of the Shareholder Notice; provided, however, that (A) a group of any two (2) or more funds that are under common management and investment control, (B) a group of any two (2) or more funds that are under common management and funded primarily by a single employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one (1) shareholder or beneficial owner for this purpose. No shares may be attributed to more than one (1) Eligible Shareholder, and no shareholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as more than one (1) Eligible Shareholder under this Section 12. Whenever an Eligible Shareholder consists of a group of shareholders and/or beneficial owners, any and all requirements and obligations for an Eligible Shareholder set forth in this Section 12 must be satisfied by and as to each such shareholder or beneficial owner, except that shares may be aggregated as specified in this Section 12(b) and except as otherwise provided in this Section 12. For purposes of this Section 12, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.

(c) For purposes of this Section 12:

(1) a shareholder or beneficial owner shall be deemed to “Own” only those outstanding shares of common stock of the Corporation as to which such person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its Associated Persons in any transaction that has not been settled or closed, (2) borrowed by such person or any of its Associated Persons for any purposes or purchased by such person or any of its Associated Persons pursuant to an agreement to resell, or (3) subject to any Derivative Instruments, Short Interests or other agreements, arrangements, understandings or relationships described in Article I, Section 4(a)(1)(ii)(B)-(F) of these By-Laws, entered into by such person or any of its Associated Persons, that has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or any of its Associated Persons’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or any of its Associated Persons. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings;

(2) a shareholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. The person’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person; and
(3) a shareholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares, provided that (A) the person both has the power to recall such loaned shares on five (5) business days’ notice and recalls the loaned shares within five (5) business days of being notified that its Shareholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting, and (B) the person holds the recalled shares through the annual meeting.
(d) For purposes of this Section 12, the “Required Information” that the Corporation will include in its proxy statement is:

(1) the information set forth in the Schedule 14N provided with the Shareholder Notice concerning each Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(2) if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder (or, in the case of a group, a written statement of the group), not to exceed five hundred (500) words, in support of the Eligible Shareholder’s Shareholder Nominee(s), which must be provided at the same time as the Shareholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).

    Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 12 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Shareholder or Shareholder Nominee.

    (e) The Shareholder Notice shall set forth all information, representations and agreements required under Article I, Section 4 above (and for such purposes, references in Article I, Section 4 to the “beneficial owner” on whose behalf the request for inclusion of a nominee in the Corporation’s proxy materials pursuant to Article I, Section 1(a)(4) is made shall be deemed to refer to “Eligible Shareholder”), and in addition such Shareholder Notice shall include:

(1) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act;

(2) a statement of the Eligible Shareholder (and in the case of a group, the written agreement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (A) setting forth and certifying to the number of shares of common stock the Eligible Shareholder Owns and has Owned (as defined in Article I, Section 12(c) of these By-Laws) continuously for at least three (3) years as of the date of the Shareholder Notice, (B) agreeing to continue to Own such shares through the annual meeting, and (C) regarding whether it intends to maintain Ownership of the Required Shares for at least one (1) year following the annual meeting;

(3) the written agreement of the Eligible Shareholder (and in the case of a group, the written agreement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(A) it will provide (i) the information required under Article I, Section 4(a)(1)(ii) as of the record date (and for such purposes, references in Article I, Section 4 to the “beneficial owner” on whose behalf the request for inclusion of a nominee in the Corporation’s proxy materials pursuant to Article I, Section 1(a)(4) is made shall be deemed to refer to “Eligible Shareholder”), (ii) notification in writing verifying the Eligible Shareholder’s continuous Ownership of the Required Shares, as of the record date, and (iii) immediate notice to the Corporation if the Eligible Shareholder ceases to own any of the Required Shares prior to the annual meeting of shareholders,

(B) it (i) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have any such intent, (ii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) the Eligible Shareholder is requesting be included in the Corporation’s proxy materials pursuant to Article I, Section 1(a)(4), (iii) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board of Directors, and (iv) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and

(C) it will (i) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (ii) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the process of the Eligible Shareholder requesting the inclusion of a Shareholder Nominee in the Corporation’s proxy materials pursuant to Article I, Section 1(a)(4), or any solicitation with respect to such Shareholder Nominee, (iii) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, (iv) file all materials described below in Article I, Section 12(g)(3) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A, and (v) at the request of the Corporation, promptly, but in any event within five (5) business days after such request, provide to the Corporation prior to the day of the annual meeting such additional information as reasonably requested by the Corporation; and

(4) in the case of a request to include the Shareholder Nominee(s) in the Corporation’s proxy materials pursuant to Article I, Section 1(a)(4) by a group, the designation by all group members of one (1) group member that is authorized to act on behalf of all members of the group with respect to the request and matters related thereto, including withdrawal of the request.

    (f) To be timely under this Section 12, the Shareholder Notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined in Article I, Section 1(b) above) on the one hundred twentieth (120th) day and not earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first sent to shareholders in connection with the preceding year’s annual meeting of shareholders; provided, however, that in the event the date of the annual meeting is more than thirty (30) days before or after the anniversary date of such previous year’s annual meeting, or if no annual meeting was held in the preceding year, the Shareholder Notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting or, if the first public announcement of the date is less than one hundred thirty (130) days prior to the date of such annual meeting, by the tenth (10th) day following the day on which public announcement (as defined in Article I, Section 1(b) above) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of any Shareholder Notice as described in this Section 12.

    (g) An Eligible Shareholder must:

(1) within five (5) business days after the date of the Shareholder Notice, provide to the Corporation one (1) or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three (3)-year holding period, specifying the number of shares that the Eligible Shareholder Owns, and has Owned continuously in compliance with this Section 12;

(2) include in the Schedule 14N filed with the SEC a statement by the Eligible Shareholder (and in the case of a group, by each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) certifying (A) the number of shares of common stock that it Owns and has Owned continuously for at least three (3) years as of the date of the Shareholder Notice, and (B) that it Owns and has Owned such shares within the meaning of Article I, Section 12(c);

(3) file with the SEC any solicitation or other communication by or on behalf of the Eligible Shareholder relating to the Corporation’s annual meeting of shareholders, one (1) or more of the Corporation’s directors or director nominees or any Shareholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and

(4) in the case of any group, within five (5) business days after the date of the Shareholder Notice, provide to the Corporation documentation reasonably satisfactory to the Corporation demonstrating that the number of shareholders and/or beneficial owners within such group does not exceed twenty (20), including whether a group of funds qualifies as one (1) shareholder or beneficial owner within the meaning of Article I, Section 12(b).

The information provided pursuant to this Section 12(g) shall be deemed part of the Shareholder Notice for purposes of this Section 12.

    (h) Within the time period for delivery of the Shareholder Notice, a written representation and agreement of each Shareholder Nominee shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (which shall be deemed to be part of the Shareholder Notice for purposes of this Section 12), which shall be signed by each Shareholder Nominee and shall represent and agree that such Shareholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serving as a director if elected. At the request of the Corporation, the Shareholder Nominee(s) must submit all completed and signed questionnaires required of directors and officers of the Corporation including, but not limited to, the questionnaire, representation and agreement described in Article I, Section 4(c) of these By-Laws. At the request of the Corporation, the Shareholder Nominee must promptly, but in any event within five (5) business days after such request, provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Shareholder Nominee satisfies the requirements of this Section 12.

    (i) In the event that any information or communications provided by the Eligible Shareholder or any Shareholder Nominees to the Corporation or its shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Shareholder Nominee from its proxy materials as provided in this Section 12.

    (j) Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy materials any Shareholder Nominee, and such request for inclusion of a Shareholder Nominee in the Corporation’s proxy materials pursuant to Article I, Section 1(a)(4) shall be disregarded and no vote on such Shareholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(1) the Eligible Shareholder or Shareholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Shareholder Notice (or otherwise submitted pursuant to this Section 12), any of the information in the Shareholder Notice (or otherwise submitted pursuant to this Section 12) was not, when provided, true, correct and complete, or the requirements of this Section 12 have otherwise not been met;

(2) the Shareholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (B) is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (C) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten (10) years, or (D) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(3) the Corporation has received a notice (whether or not subsequently withdrawn) that a shareholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director in Article I, Section 1(a)(3) of these By-Laws;

(4) the election of the Shareholder Nominee to the Board of Directors would cause the Corporation to violate the Certificate of Incorporation of the Corporation, these By-Laws, any applicable law, rule, regulation or listing standard; or

(5) the Eligible Shareholder or applicable Shareholder Nominee fails to comply with its obligations pursuant to these By-Laws, including, but not limited to, its obligations under this Section 12.

(k) The maximum number of Shareholder Nominees submitted by all Eligible Shareholders that may be included in the Corporation’s proxy materials with respect to an annual meeting of shareholders pursuant to this Section 12, shall not exceed the greater of (1) two (2) or (2) twenty percent (20%) of the total number of directors in office as of the last day on which a Shareholder Notice may be delivered pursuant to this Section 12 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%) (such resulting number, the “Permitted Number”); provided that the Permitted Number shall be reduced by (1) any Shareholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to Article I, Section 1(a)(4) but who the Board of Directors decides to nominate as a Board of Directors nominee, (2) any directors in office or director nominees that in either case will be included in the Corporation’s proxy materials with respect to such an annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by such shareholder or group of shareholders, from the Corporation), and (3) any nominees who were previously elected to the Board of Directors as Shareholder Nominees at any of the preceding two (2) annual meetings and who are nominated for election at such annual meeting by the Board of Directors as a Board of Directors nominee. In the event that one (1) or more vacancies for any reason occurs after the date of the Shareholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to Article I, Section 1(a)(4) exceeds the Permitted Number, the Corporation shall determine which Shareholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: each Eligible Shareholder will select one (1) Shareholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Shareholder disclosed as Owned in its respective Shareholder Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Shareholder has selected one (1) Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Shareholder Nominee who satisfies the eligibility requirements in this Section 12 thereafter is nominated by the Board of Directors, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Shareholder’s or Shareholder Nominee’s failure to comply with this Section 12), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof.

    (l) Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these By-Laws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Shareholder Notice), will be ineligible to be a Shareholder Nominee pursuant to this Section 12 for the next two (2) annual meetings.
    (m) The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 12 and to make any and all determinations necessary or advisable to apply this Section 12 to any persons, facts or circumstances, in each case acting in good faith. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, if the shareholder (or a Qualified Representative of the shareholder, as defined in Article I, Section 1) does not appear at the annual meeting of shareholders of the Corporation to present its Shareholder Nominee or Shareholder Nominees, no vote shall occur on the Shareholder Nominee or Shareholder Nominees, notwithstanding that proxies in respect of the election of the Shareholder Nominee or Shareholder Nominees may have been received by the Corporation. Article I, Section 1(a)(4) shall be the exclusive method for shareholders to include nominees for director election in the Corporation’s proxy materials.

ARTICLE II.
DIRECTORS

SECTION 1. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as otherwise provided by law and except as hereinafter otherwise provided for filling vacancies, each director of the Corporation shall be elected in accordance with Article I, Section 8 by the shareholders entitled to vote at the annual meeting of the shareholders, to hold office until the expiration of the term for which he or she is elected and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

SECTION 2. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

SECTION 3. Special meetings of the Board of Directors shall be called at any time by the Secretary at the direction of the Chairman, the Chief Executive Officer, the President, a majority of the directors then in office, or the Lead Director in connection with a special meeting of the non-employee directors.

SECTION 4. Written notice of the time and place of each special meeting of the Board of Directors shall be given to each director at least forty-eight (48) hours before the start of the meeting, or if sent by first class mail, at least seven (7) days before the start of the meeting. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

SECTION 5. Members of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

SECTION 6. A majority of the total number of directors shall be necessary to constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Notwithstanding the foregoing, the approval of two-thirds of the independent directors (as defined in the Corporation’s Corporate Governance Guidelines) shall be required to approve any compensation granted to the Corporation’s Chief Executive Officer. Any regular or special meeting of the Board at which a quorum is not present may be adjourned from time to time to some other place or time or both by a majority of the directors present without any notice other than an announcement at the meeting at which the adjournment is taken.

SECTION 7. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of the Directors. The Corporation elects to be governed by Section 141(c)(2) of the Delaware General Corporation Law.

SECTION 8. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and such consent(s) may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee thereof, in such paper or electronic form as the form in which the minutes are maintained.

SECTION 9. The Board of Directors of the Corporation shall consist of not less than three nor more than fifteen members, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.

SECTION 10. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE III.
OFFICERS

SECTION 1. The officers of the Corporation shall consist of a Chairman, a Chief Executive Officer, a Treasurer and a Secretary, each of whom shall be appointed by the Board of Directors. The Board of Directors may at any time appoint a President, one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and such other officers and agents with such powers and duties as it shall deem necessary. Any two or more of the offices may be held by the same person, except that the same person may not be both Chief Executive Officer and Secretary. The Chairman and the Chief Executive Officer shall be directors, but no other officer of the Corporation need be a director. Each officer shall serve from the time of his or her appointment until a successor shall be chosen and qualified or until his or her earlier resignation or removal.

SECTION 2. The Chairman shall preside at all meetings of the shareholders and of the Board of Directors, shall have general management of the business and affairs of the Board of Directors, and shall exercise and perform such other powers and duties as may be from time to time assigned to such person by the Board of Directors.

SECTION 3. The Chief Executive Officer shall be the head of the Corporation and, subject to the Board of Directors and such supervisory powers as may be given by the Board of Directors to the Chairman, shall have the general control and management of the business and affairs of the Corporation. In general, he or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as may from time to time be assigned to him or her by the Board of Directors. The Chief Executive Officer, in the absence of the Chairman, shall preside at all meetings of the shareholders and of the Board of Directors. Unless otherwise directed by the Board of Directors, the Chairman and the Chief Executive Officer shall each have full authority and power to attend and to act and to vote, on behalf of the Corporation, at any meetings of business organizations in which the Corporation holds an interest, or to confer such powers upon any other duly authorized persons.

SECTION 4. The President, if one is appointed, shall be the chief operating officer of the Corporation and subject to the Board of Directors, the Chairman, and the Chief Executive Officer, shall have control of the operational aspects of the business and affairs of the Corporation. The President shall see that all orders of the Chairman and the Chief Executive Officer are carried into effect, and shall perform all other duties necessary to his or her office or properly required of him or her by the Board of Directors, the Chairman, or the Chief Executive Officer. The President, in the absence of the Chairman and the Chief Executive Officer, shall preside at all meetings of the shareholders and (if the President is a member of the Board of Directors) of the Board of Directors. If a President is not appointed, or during the absence or disability of the President, or during a vacancy in the office of President, the Chief Executive Officer shall perform the duties and have the powers of the President.

SECTION 5. Vice Presidents, if appointed, shall perform such duties and have such powers as the Board of Directors, the Chairman, the Chief Executive Officer, the President, or another more senior Vice President shall designate from time to time.

SECTION 6. The Secretary shall have custody of the seal of the Corporation. The Secretary shall keep the minutes of the Board of Directors, and of the shareholders, and shall attend to the giving and serving of all notices of the Corporation. He or she shall have charge of the certificate book and such other books and papers as the Board may direct; and he or she shall perform such other duties as may be incidental to his or her office or as may be assigned to him or her by the Board of Directors. The Secretary shall also keep or cause to be kept a stock book, containing the names, alphabetically arranged, of all persons who are shareholders of the Corporation showing their respective addresses, the number of shares registered in the name of each, and the dates when they respectively became the owners of record thereof, and such books shall be open for inspection as prescribed by the laws of the State of Delaware. During the absence or disability of the Secretary, or during a vacancy in the office of Secretary, the Deputy Corporate Secretary or any Assistant Secretary designated by the Chairman or the Chief Executive Officer may perform the duties and have the powers of the Secretary.

SECTION 7. The Treasurer shall have the care and custody of the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks as the Board of Directors may determine. During the absence or disability of the Treasurer, or during a vacancy in the office of Treasurer, any Assistant Treasurer designated by the Chairman or the Chief Executive Officer may perform the duties and have the powers of the Treasurer.

ARTICLE IV.
RESIGNATIONS, REMOVALS AND
VACANCIES OF DIRECTORS AND OFFICERS

SECTION 1. Any director or officer may resign his or her office at any time (or shall tender his or her resignation for consideration as provided in Article I, Section 8), such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some future time be fixed in the resignation and in that case from that time. Except as provided in Article I, Section 8, the acceptance of a resignation shall not be required to make it effective. Nothing herein shall be deemed to affect any contractual rights of the Corporation.

SECTION 2. Any officer may be removed with or without cause at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his or her contractual rights, if any. The election or appointment of an officer shall not of itself create contractual rights. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 3. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority vote of the directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and directors so chosen shall hold office until such director’s successor shall have been duly elected and qualified. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

ARTICLE V.
INDEMNIFICATION OF OFFICERS AND DIRECTORS

SECTION 1. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2. Subject to any applicable laws, the Corporation shall pay the expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified. Expenses incurred by former directors and officers or other employees and agents of the Corporation may be advanced upon such terms and conditions as the Corporation deems appropriate.

SECTION 3. If a claim for indemnification or payment of expenses (including attorneys’ fees) under this Article is not paid in full within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of such claim and, if successful in whole or in part, subject to any applicable laws, the claimant shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

SECTION 4. The rights conferred on any person by this Article shall not contravene the provisions of any applicable laws and such rights shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of shareholders or disinterested directors, or otherwise.

SECTION 5. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

SECTION 6. The Corporation may purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECTION 7. The rights provided by or granted pursuant to this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Subject to any applicable laws, all rights provided by or granted pursuant to this Article shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article shall not in any way diminish any rights to indemnification of such directors, officers, employees or agents, or the obligations of the Corporation arising hereunder.

ARTICLE VI.
COMMON STOCK

SECTION 1. The Corporation is authorized to issue shares of common stock of the Corporation in certificated or uncertificated form. The shares of the common stock of the Corporation shall be registered on the books of the Corporation in the order in which they shall be issued. Any certificates for shares of the common stock, and any other shares of capital stock of the Corporation represented by certificates, shall be numbered, shall be signed by the Chairman, the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures on a certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send, or caused to be sent, to the record owner thereof a written statement of the information required by law to be on certificates.

SECTION 2. Transfers of shares shall be made upon the books of the Corporation (a) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (b) in the case of certificated shares, upon the surrender to the Corporation of the certificate or certificates for such shares.

SECTION 3. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to indemnify the Corporation in such manner as the Board of Directors shall require and/or to give the Corporation a bond, in such form and amount as the Board of Directors may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

SECTION 4. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise may be provided by the General Corporation Law of the State of Delaware.

ARTICLE VII.
CHECKS, DRAFTS AND NOTES

The Chairman, the Chief Executive Officer or the President or any officers designated by resolution of the Board of Directors shall sign all checks and drafts necessary to be drawn and may accept any drafts drawn upon the Corporation in due course of business. No check or draft shall be endorsed by the Corporation and no promissory note, bond, debenture or other evidence of indebtedness shall be made, signed, issued or endorsed by the Corporation unless signed by the Chairman, the Chief Executive Officer, or the President or any officer designated under powers given by a resolution of the Board except that any officer may endorse for collection or deposit only, expressly stating the purpose of such endorsements, checks, drafts and promissory notes to the order of the Corporation.

ARTICLE VIII.
SEAL

The seal of the Corporation shall be in the custody of the Secretary. It shall be circular in form and shall have engraved upon it the name of the Corporation arranged in a circle and the words and figures “Incorporated 1978 Delaware” across the center of the space enclosed.

ARTICLE IX
BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

The Corporation shall not be subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (Business Combination with Interested Stockholders). This Article IX shall be amended only by the affirmative vote of a majority of the Corporation’s shareholders entitled to vote on such matter.

ARTICLE X.
NOTICES

SECTION 1. Whenever, under any provisions of these By-Laws, notice is required to be given to any shareholder, the same shall be given in writing, either (a) by personal delivery or by mailing such notice to the shareholder’s last known post office address as the same shall appear on the record of shareholders of the Corporation or its transfer agent or, if the shareholder shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to him or her at some other address, then addressed to the shareholder at such other address, or (b) by a form of electronic transmission consented to by the shareholder to whom the notice is given, except to the extent prohibited by Section 232 of the General Corporation Law of the State of Delaware. Any consent to receive notice by electronic transmission shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

SECTION 2. Any notice required to be given to any director may be given by the methods stated in Article X, Section 1 above. Any such notice, other than one which is delivered personally, shall be sent to such post office address, facsimile number or electronic mail address as such director shall have filed in writing with the Secretary of the Corporation, or, in the absence of such filing, to the last known post office address of such director. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

SECTION 3. All notices given by mail, as above provided, shall be deemed to have been given when deposited, postage prepaid, in a United States post office or official depository. All notices given to shareholders by a form of electronic transmission, as above provided, shall be deemed to have been given: (a) if by facsimile, when directed to a number at which the shareholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the shareholder. All notices given to directors by form of electronic transmission, as above provided, shall be deemed to have been given when directed to the electronic mail address, facsimile number, or other location filed in writing by the director with the Secretary of the Corporation.

SECTION 4. Whenever notice is to be given to the Corporation by a shareholder under any provision of law or of the Certificate of Incorporation or the By-Laws of the Corporation, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation. If delivered by electronic mail or facsimile, the shareholder’s notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the Corporation’s most recent proxy statement.

ARTICLE XI.
ELECTRONIC TRANSMISSION

When used in these By-Laws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the General Corporation Law of the State of Delaware, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

ARTICLE XII.
AMENDMENT OF BY-LAWS

Except as otherwise provided herein, the Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation by the affirmative action of a majority of its members. The By-Laws may be adopted, amended or repealed by the affirmative vote a majority of the shares present in person or by proxy and entitled to vote on the matter at any regular meeting of the shareholders or at any special meeting of the shareholders if notice of such proposed adoption, amendment or repeal be contained in the notice of such meeting.